EXHIBIT 5.1

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                 [Letterhead of Stubbs Alderton & Markiles, LLP]

                               September 13, 2004
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Kiwa Bio-Tech Products Group Corporation
17700 Castleton Street, Suite 589
City of Industry, California  91748

Ladies/Gentlemen:

         In connection with the preparation and filing of Post-Effective Amendment No. 2 to the registration statement on Form S-8 filed on September 13, 2004, Registration No. 333-113445 (the "Registration Statement") pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of common stock, par value of $0.001 per share (the "Securities"), of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation (the "Company"), issuable under the Company's 2002 Stock Option Plan and 2003 Stock Option Plan (collectively, the "Plans"), in connection with, and upon completion of, a reincorporation merger whereby the Company's predecessor, Kiwa Bio-Tech Products Group Corporation, a Utah Corporation ("Kiwa Utah"), merged with and into the Company, its wholly owned Delaware subsidiary, with the Delaware subsidiary being the surviving corporation, we, as counsel to the Company and its predecessor, Kiwa Utah, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that the Securities have been duly authorized, and when offered and sold pursuant to the terms and conditions of the Plans, will be validly issued and fully paid and nonassessable.

         We note that the Company is deemed a "successor issuer" of Kiwa Utah for purposes of Rule 414(d) under the Securities Act, and may expressly adopt the Registration Statement of Kiwa Utah as its own registration statement for all purposes of the Securities Act by filing a Post-Effective Amendment No. 2 to the Registration Statement.

         The foregoing opinion is limited to the Federal laws of the United States and Delaware General Corporation Law and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment No. 2 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                            Respectfully submitted,

                                            /s/ Stubbs Alderton & Markiles, LLP
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                                            STUBBS ALDERTON & MARKILES, LLP